Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Schedule No. 19 (this “Schedule”) to the

Master Index License Agreement for Passive Funds

dated as of October 1, 2002 (the “Agreement”)

between

MSCI Inc. (“MSCI”)

and

Nuveen Services, LLC (“Licensee”)

The effective date of this Schedule is as of January 1, 2023 (“Effective Date”). This Schedule shall not be effective until signed by both parties. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

By signing this Schedule, the parties acknowledge and agree that the Schedule between the parties commencing on September 1, 2017 and September 1, 2019 are hereby terminated (“Terminated Schedule”) and replaced in its entirety by this Schedule. MSCI will apply the prepaid but unused license fees under the Terminated Schedule to the annual license fees due under this Schedule.

I.       NAME(S) AND VARIANT(S) OF THE INDEX(ES):

Name(s):

Bloomberg MSCI Aggregate ESG Select Index

Bloomberg MSCI US High Yield Very Liquid ESG Select index

Bloomberg MSCI 1-5 Year US Aggregate ESG Select Index

II.       DESCRIPTION OF THE FUND(S)

Name and Detailed Description of the Fund(s):

“Fund 1” means Nuveen ESG U.S. Aggregate Bond ETF

“Fund 2” means Nuveen ESG High Yield Corporate Bond ETF

“Fund 3” mean Nuveen ESG 1-5 Year US Aggregate Bond ETF

“Fund(s)” means collectively Fund 1, Fund 2 and Fund 3.

Licensee may use the Index(es) and Marks solely with respect to the Fund(s) listed in this Schedule.

The Fund(s) are to be issued, sold and traded on a public basis in accordance with the applicable rules of the exchange(s) below and all applicable securities laws, rules and regulations.

The Fund(s) shall be exchange traded and must be listed and traded on a stock exchange located in United States only.

Licensee shall provide MSCI with a copy of the relevant prospectus or offering document of each of the Funds or notify MSCI when such prospectus or offering document can be obtained from the applicable governmental or regulatory authority. The Fund(s) may not contain any share class other than those specified in the relevant prospectus or offering document.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Neither the Agreement nor this Schedule gives Licensee the right to create or offer any futures, options or other derivatives based on the Index(es). Notwithstanding the foregoing, Licensee may hold futures, options or other derivative securities as constituent holdings of the Fund(s).

Licensee may not materially change the name or description of any of the Fund(s) without the prior written consent of MSCI. For the avoidance of doubt, Licensee may not use shortened or abbreviated names of the Fund(s) without prior written consent of MSCI.

Except as set forth above, each Fund will be named or identified as either the “XXXX MSCI [INDEX NAME] Fund” or “XXXX MSCI [INDEX NAME] ETF” (the “Composite Mark”), with the XXXX representing a Licensee name, which name must be approved by MSCI, such approval not to be unreasonably withheld. Licensee will use MSCI approved Marks in the Composite Mark.

MSCI acknowledges and agrees that the Licensee marks are and will remain the exclusive property of Licensee, and that all goodwill that attaches to the Licensee marks as a result their use in the Composite Marks will redound to the exclusive benefit of Licensee. Licensee acknowledges and agrees that the MSCI Marks are and will remain the exclusive property of MSCI, and that all goodwill that attaches to the MSCI Marks as a result of their use by Licensee including, without limitation, in the Composite Marks, will redound to the exclusive benefit of MSCI. The Composite Marks will be owned neither by Licensee nor MSCI. Neither party will register or apply for registration of the Composite Marks. Upon termination of this Schedule, neither party will have ownership of or the right to use the Composite Marks. However, the parties’ respective ownership rights will persist in the constituent MSCI Marks and Licensee Marks that together comprise the Composite Marks.

III.       LICENSE FEES:

IV.       TERM:

The initial term of this Schedule shall commence on the Effective Date and shall continue for three (3) years (the “Initial Term”). Upon the expiration of the Initial Term, this Schedule shall automatically renew for successive terms of one (1) year at a time (each, a “Renewal Term”). The Initial Term and all Renewal Terms, if any, shall be referred to as the “Term” herein. Notwithstanding the foregoing, either party may terminate this Schedule, which termination shall be effective at the end of the then-current Term, by providing written notice to the other party at least ninety (90) days prior to the end of such Term.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Notwithstanding anything to the contrary in the Agreement, the license to use any Index as the basis for any one of the Fund(s) under this Schedule shall automatically expire with respect to such Fund(s) on the one (1) year anniversary of the Effective Date if shares of such Fund(s) have not been made available to the general public on or before such anniversary. The parties may mutually agree to extend such expiry date.

After shares of an exchange traded fund listed on a stock exchange in the U.S. tracking an Index as provided hereunder are made available to the general public, Licensee shall maintain the relevant Index(es) as the basis for such exchange traded fund continuously during the Term.

In the event that Licensee delists or closes a Fund, the license to use the relevant Index for such Fund under this Schedule shall automatically and immediately terminate. Licensee shall provide MSCI with at least thirty (30) days prior written notice before delisting or closing any Fund.

IV.       SPECIAL CONDITIONS (IF ANY):

1. Notwithstanding anything to the contrary, Licensee shall not sublicense any rights granted by MSCI under this Schedule without entering into a written amendment to this Schedule that is signed by a duly authorized representative of MSCI.

2. Notwithstanding anything to the contrary in the Agreement, Licensee shall notify MSCI in writing of Licensee’s intent to make any filings with all appropriate governmental authorities in respect of any fund intended to be linked to any of the Index(es) at least thirty (30) days before such filing. Notwithstanding anything to the contrary in the Agreement, Licensee shall not make any such filings with governmental authorities in respect of any Fund before the Effective Date without obtaining MSCI’s approvals as set forth in Section 1 (b) of the Agreement.

3. MSCI and Bloomberg Index Services Limited (“Bloomberg”) are parties to an agreement dated as of May 2, 2012 setting forth the licensing for the Index and Marks listed above.

4. If an Index is constructed using any specifications, designs, security screens or other instructions from Licensee (the “Licensee Information”), Licensee represents and warrants that it has all rights, titles, licenses, permissions and approvals necessary to provide the Licensee Information to MSCI and Bloomberg for purposes of calculating the Index and that none of the Licensee Information infringes, violates, trespasses or in any manner contravenes or breaches any patent, copyright, trademark, license or other property or proprietary right or constitutes the unauthorized use or misappropriation of any trade secret of any third party.

5. Licensee shall refer to an Index only by the name set forth in this Schedule. Licensee shall make clear that the Index is a custom index and no use of or reference to the Index by Licensee shall imply that the Index is a standard MSCI and Bloomberg index. Further, Licensee agrees not to make any statement or take any action that expresses or implies that MSCI and Bloomberg approves of, endorses or otherwise expresses any judgment or opinion regarding Licensee or its products or services.

6. Licensee agrees that the audit requirements under Section 3 of the Agreement also include a right of audit with respect to Licensee’s compliance with the Agreement.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

7. In addition to the rights granted to MSCI in Section 4 (c) and 4 (d) of the Agreement, Licensee hereby acknowledges and agrees that MSCI and Bloomberg may, and MSCI and Bloomberg reserve the right in their discretion to, make changes in the titles, names, format, organization or content of the underlying parent index, including without limitation amending, enhancing or replacing index methodologies or index naming conventions governing the underlying parent index as well as any applicable security level attributes related to such underlying parent index.

8. Licensee acknowledges and agrees that the Index and the Marks and all intellectual property rights in respect thereof are the property of MSCI and Bloomberg, their affiliates and information providers (as applicable), and that the use granted hereunder shall not be construed to vest in Licensee any rights except as expressly authorized herein. Licensee further acknowledges and agrees that Marks shall include Bloomberg trade name, trademark and service mark rights (including Index names and other Bloomberg marks referred to herein) and that Bloomberg are entitled to the same rights and protections that MSCI is afforded under the Agreement, including Sections 6, 7, and 8 of the Agreement.

9. The disclaimer under Section 9(a) shall be replaced as follows in respect of the Fund only:

THIS FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. BLOOMBERG INDEX SERVICES LIMITED (“BLOOMBERG”), OR ANY OF THEIR RESPECTIVE AFFILIATES, INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY (COLLECTIVELY, THE “INDEX PARTIES”) INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY BLOOMBERG MSCI ESG INDEX (EACH, AN “INDEX”). THE INDEXES ARE THE EXCLUSIVE PROPERTY OF THE APPLICABLE INDEX PARTY. “BLOOMBERG”, “MSCI”, AND THE INDEX NAMES, ARE THE RESPECTIVE TRADE AND/OR SERVICE MARKS OF BLOOMBERG, MSCI, OR THEIR AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY [LICENSEE]. BLOOMBERG IS THE BENCHMARK ADMINISTRATOR FOR THE INDEX (AND MSCI IS NOT THE BENCHMARK ADMINISTRATOR FOR THE INDEX) UNDER THE EU BENCHMARK REGULATION, THE IOSCO PRINCIPLES FOR FINANCIAL BENCHMARKS, AND ANY OTHER SIMILAR OR RELATED REGULATION, LEGISLATION, RULES OR PRINCIPLES, IN ANY JURISDICTION. NONE OF THE INDEX PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FUNDS GENERALLY OR IN THIS FUND PARTICULARLY OR THE ABILITY OF ANY INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI, BLOOMBERG, OR THEIR AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY BLOOMBERG AND/OR MSCI WITHOUT REGARD TO THIS FUND OR THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY. NONE OF THE INDEX PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES. NONE OF THE INDEX PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FUND TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS FUND IS REDEEMABLE. FURTHER, NONE OF THE INDEX PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS FUND OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

ALTHOUGH THE INDEX PARTIES SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEXES FROM SOURCES CONSIDERED RELIABLE, NONE OF THE INDEX PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE INDEX PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE FUND, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE INDEX PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE INDEX PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE INDEX PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE INDEX PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or fund, or any other person or entity, should use or refer to any MSCI or Bloomberg trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI or Bloomberg without prior written permission.

10. The disclaimer required under Section 9(b) of the Agreement shall be replaced with the following in respect of the Fund only:

The funds or securities referred to herein are not sponsored, endorsed, or promoted by MSCI or Bloomberg and they each bear no liability with respect to any such funds or securities or any index on which such funds or securities are based. The [Prospectus] contains a more detailed description of the limited relationship MSCI or Bloomberg have with [Licensee] and any related funds.

11. Notwithstanding anything to the contrary in the Agreement, the terms and provisions of the Agreement are intended to be in addition to the rights otherwise available to Bloomberg and/or MSCI by applicable law, charter, by law or agreement, and shall operate for the benefit of, and shall be enforceable by, Bloomberg and/or MSCI and their respective heirs and representatives, each of whom is an intended third party beneficiary of this Agreement. No other third party has any directly enforceable rights under the terms of the Agreement.

12. For the sake of clarity, Licensee acknowledges and agrees that Bloomberg is considered a third party entitled to the rights and protections afforded under the Agreement, including under Sections 9, 10 and 11 of the Agreement.

13. MSCI and Bloomberg may collect data generated as a result of use of the Index or Marks by Licensee provided and/or made available to MSCI and Bloomberg as a result of the Agreement and/or concerning Licensee usage of the Index and Licensee acknowledges and hereby agrees that MSCI and Bloomberg may use such data, including Licensee’s contact and delivery information, for its own internal business purposes including so as to: (i) allow for delivery of the Index to Licensee and for

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

reporting purposes between MSCI and Bloomberg; (ii) enable MSCI and Bloomberg to better tailor products to meet its customers’ particular requirements; (ii) improve the Index; and (iii) provided that such data has been anonymized, for any other purpose.

IN WITNESS WHEREOF, the parties hereto have executed this Schedule as of the Effective Date.

MSCI Inc.		Nuveen Services, LLC

By:	/s/ Joke Jacinto	By:	/s/ Jon Byers
	Name: Joke Jacinto		Name: Jon Byers
	Title: Executive Director		Title: Sr. Sourcing Manager